Exhibit 99.1

GlobalSCAPE, Inc. Announces Quarterly Cash Dividend of $0.015 Per Share of Common Stock
 Dividend payable in September

SAN ANTONIO — August 10, 2017 — GlobalSCAPE, Inc. (NYSE MKT: GSB), a worldwide leader in the secure movement and integration of data, today announced that its Board of Directors has declared a quarterly cash dividend of $0.015 per share of common stock.

The dividend is payable on September 8, 2017, to shareholders of record at the close of business at 5:00 p.m. Eastern Time on August 23, 2017.

Supporting Quote:
Matt Goulet, President and CEO at Globalscape
“The Board of Directors’ declaration of this cash dividend demonstrates their continued confidence in the direction and future of Globalscape’s business, as well as its ability to continue generating increased shareholder value.”

About Globalscape
GlobalSCAPE, Inc. (NYSE MKT: GSB) is a worldwide leader in the secure movement and integration of data. Through Globalscape’s powerful yet intuitive technology, organizations can accelerate their digital transformation and maximize their potential by unleashing the power of data. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “would,” “exceed,” “should,” “anticipates,” “believe,” “steady,” “dramatic,” “expect,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2016 fiscal year, filed with the Securities and Exchange Commission on March 27, 2017.

INVESTOR RELATIONS CONTACT
Matt Glover or Najim Mostamand
Phone Number: (210) 801-8489
Email: ir@globalscape.com

PRESS CONTACT
Contact: Ciri Haugh
Phone Number: (210) 308-8267
Email: PR@globalscape.com

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